UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 10, 2018
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Times Square, 32nd Floor, New York, New York 10036
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

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Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of E*TRADE Financial Corporation (the “Company”) held on May 10, 2018, stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on March 27, 2018.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of 12 directors for a term that will end at the Company’s 2019 Annual Meeting of Stockholders:

Director	For	Against	Abstain	Broker Non-Vote
Richard J. Carbone	206,675,682	390,858	82,218	14,597,963
James P. Healy	206,639,843	427,181	81,734	14,597,963
Kevin T. Kabat	206,643,557	420,810	84,391	14,597,963
Frederick W. Kanner	206,229,206	835,564	83,988	14,597,963
James Lam	206,927,619	136,388	84,751	14,597,963
Rodger A. Lawson	205,571,403	1,495,177	82,178	14,597,963
Shelley B. Leibowitz	206,884,997	180,576	83,185	14,597,963
Karl A. Roessner	206,914,088	149,619	85,051	14,597,963
Rebecca Saeger	206,357,242	709,924	81,592	14,597,963
Joseph L. Sclafani	206,875,718	190,433	82,607	14,597,963
Gary H. Stern	206,622,034	447,291	79,433	14,597,963
Donna L. Weaver	202,278,730	4,756,932	113,096	14,597,963

Proposal 2

          Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”):

For	Against	Abstain	Broker Non-Vote
197,081,072	8,977,232	1,090,454	14,597,963

Proposal 3

          Approval of the Company’s 2018 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Vote
206,301,153	607,176	240,429	14,597,963

Proposal 4

          Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018:

For	Against	Abstain
215,565,376	5,479,247	702,098

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated:	May 10, 2018

		By:	/s/ Lori S. Sher
			Name:	Lori S. Sher
			Title:	Corporate Secretary

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